Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST

COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Will Christoph

Legal Department

1301 6th Avenue, 8th Floor

New York, New York 10019

(212) 469-0378

(Name, address and telephone number of agent for service)

J.P. MORGAN CHASE & CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-2624428
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

J.P. Morgan Chase & Co.

270 Park Avenue,

New York, NY 10017

(212) 270 6000

(Name, address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Anthony J. Horan, Secretary

J.P. Morgan Chase & Co.

270 Park Avenue,

New York, NY 10017

(212) 270-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation. None.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 22, 2002—Incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-107207) filed by JPMorgan Chase & Co.

Exhibit 2 -	Certificate of Authority to commence business—Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers—Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 4 -	Existing By-Laws of Bankers Trust Company, as amended on April 15, 2002 – Incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-107207) filed by JPMorgan Chase & Co.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act.—Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of March 31, 2004. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of June, 2004.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Irina Golovashchuk
Irina Golovashchuk
Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031 RC-1
Legal Title of Bank NEW YORK
City NY	10019	12

State	Zip Code

FDIC Certificate Number - 00623

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for March 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

reported the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands					RCFD
ASSETS					/ / / / / / / / / / / / / / / /
1.	Cash and balances due from depository institutions (from Schedule RC-A):				/ / / / / / / / / / / / / / / /
	a.	Noninterest-bearing balances and currency and coin (1)			0081	2,337,000	1.a.
	b.	Interest-bearing balances (2)			0071	123,000	1.b.
2.	Securities:				/ / / / / / / / / / / / / / / /
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	57,000	2.b.
3.	Federal funds sold and securities purchased under agreements to resell				RCON		3.
	a.	Federal funds sold in domestic offices			B987	672,000	3.a
					RCFD
	b.	Securities purchased under agreements to resell (3)			B989	6,954,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):				/ / / / / / / / / / / / / / / /
	a.	Loans and leases held for sale			5369	0	4.a.
	b.	Loans and leases, net unearned income	B528	9,687,000	/ / / / / / / / / / / / / / / /		4.b.
	c.	LESS: Allowance for loan and lease losses	3123	425,000	/ / / / / / / / / / / / / / / /		4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b			/ / / / / / / / / / / / / / / /
		minus 4.c)			B529	6,989,000	4.d.
5.	Trading Assets (from schedule RC-D)				3545	10,635,000	5.
6.	Premises and fixed assets (including capitalized leases)				2145	297,000	6.
7.	Other real estate owned (from Schedule RC-M)				2150	39,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8.
9.	Customers’ liability to this bank on acceptances outstanding				2155	0	9.
10.	Intangible assets				/ / / / / / / / / / / / / / / /
	a.	Goodwill			3163	0	10.a
	b.	Other intangible assets (from Schedule RC-M)			0426	30,000	10.b
11.	Other assets (from Schedule RC-F)				2160	5,848,000	11.
12.	Total assets (sum of items 1 through 11)				2170	33,981,000	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	RC-2

FDIC Certificate Number - 00623	13

Schedule RC—Continued

Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:					/ / / / / / / / / / / / / / / / / / /
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)				RCON 2200	8,393,000	13.a.
		(1)	Noninterest-bearing(1)	RCON 6631	3,234,000	/ / / / / / / / / / / / / / / / / / /		13.a(1)
		(2)	Interest-bearing	RCON 6636	6,624,000	/ / / / / / / / / / / / / / / / / / /		13.a.(2)
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule				/ / / / / / / / / / / / / / / / / / /
		RC-E part II)				RCFN 2200	7,351,000	13.b.
		(1)	Noninterest-bearing	RCFN 6631	2,092,000	/ / / / / / / / / / / / / / / / / / /		13.b.(1)
		(2)	Interest-bearing	RCFN 6636	8,785,000	/ / / / / / / / / / / / / / / / / / /		13.b.(2)
14.	Federal funds purchased and securities sold under agreements to repurchase:					RCON
	a.	Federal Funds purchased in domestic offices (2)				B993	6,394,000	14.a
						RCFD
	b.	Securities sold under agreements to repurchase (3)				8995	0	14.b
15.	Trading liabilities (from Schedule RC-D)					RCFD 3548	1,323,000	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):					/ / / / / / / / / / / / / / / / / / /
	(from Schedule RC-M):					RCFD 3190	93,000	16.
17.	Not Applicable.					/ / / / / / / / / / / / / / / / / / /		17.
18.	Bank’s liability on acceptances executed and outstanding					RCFD 2920	0	18.
19.	Subordinated notes and debentures (2)					RCFD 3200	9,000	19.
20.	Other liabilities (from Schedule RC-G)					RCFD 2930	2,761,000	20.
21.	Total liabilities (sum of items 13 through 20)					RCFD 2948	26,324,000	21.
22.	Minority interest in consolidated subsidiaries					RCFD 3000	425,000	22.
						/ / / / / / / / / / / / / / / / / / / /
EQUITY CAPITAL						/ / / / / / / / / / / / / / / / / / / /
23.	Perpetual preferred stock and related surplus					RCFD 3838	1,500,000	23.
24.	Common stock					RCFD 3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)					RCFD 3839	584,000	25.
26.	a.	Retained earnings				RCFD 3632	2,946,000	26.a.
	b.	Accumulated other comprehensive Income (3)				RCFD B530	75,000	26.b.
27.	Other equity capital components (4)					RCFD A130	0	27.
28.	Total equity capital (sum of items 23 through 27)					RCFD 3210	72,329,000	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)					RCFD 3300	33,981,000	29.

Memorandum

To be reported only with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	Number
		RCFD 6724	1	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
		8 =	Other audit procedures (excluding tax preparation work)
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	9 =	No external audit work
4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Plan shares.